Exhibit 1.3

Ryder System, Inc.

Medium-Term Notes

Due Nine Months or More From the Date of Issue

Selling Agency Agreement

March 20, 2024

New York, New York

To the Agents listed on

the signature page hereto.

Ladies & Gentlemen:

Ryder System, Inc., a Florida corporation (the “Company”), confirms its agreement with each of you with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From the Date of Issue (the “Notes”). The Notes will be issued under an indenture (the “Indenture”) dated as of October 3, 2003, between the Company and U.S. Bank Trust Company, National Association (successor trustee to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Trustee”). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Notes in minimum denominations of $2,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the maturities, annual interest rates and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the “Procedures”). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term “Agent” shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the “Agents”), the term the “Purchaser” shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term “you” shall refer to collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

On March 20, 2024, the Company filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (as filed on such date, the “Original Registration Statement”) including the related base prospectus (the “Base Prospectus”), which registration statement became effective upon filing pursuant to Rule 462(e). Such registration statement covers the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified, is herein called the “Registration Statement.” “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for particular Notes, which time shall be considered the “new effective date” of such registration statement, as amended, with respect to such Notes (within the meaning of Rule 430B(f)(2) under the Securities Act). For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C under the Securities Act shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C under the Securities Act, as the case may be. The Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the “Prospectus Supplement”). In connection with the sale of Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act further supplements to the Prospectus Supplement (each a “Pricing Supplement” and together with the Base Prospectus and the Prospectus Supplement relating to the Notes, the “Prospectus”), specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof. Any preliminary pricing supplement used in connection with particular Notes, as filed by the Company with the Commission pursuant to Rule 424(b), together with the Base Prospectus and the Prospectus Supplement relating to such Notes, are herein collectively referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the effective date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement the Pricing Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

“Time of Sale” shall mean the time specified in the applicable Terms Agreement related to a particular offering or, if no Terms Agreement is executed in connection with a particular sale of Notes, the time agreed to by the Company and the applicable Agent(s) as the time of the pricing of particular Notes, which, unless otherwise agreed, shall be the time immediately after the Company and the Agent(s) agree on the pricing terms of such Notes. “Time of Sale Prospectus” shall mean the Base Prospectus, the Prospectus Supplement, any applicable preliminary Pricing Supplement and Issuer Free Writing Prospectuses referred to in the Terms Agreement, if any, for the applicable Notes, each as of the Time of Sale.

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1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of you as set forth below in this Section 1 as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through the Agents as agents), the Time of Sale, the date of each delivery of Notes (whether to one or more Agents as principal or through the Agents as agents) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Closing Date”), and any date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Notes or similar changes), or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes) (each of the times referenced above being referred to herein as a “Representation Date”):

(a) (i) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(ii) At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iii) The Original Registration Statement became effective upon filing under Rule 462(e) on March 20, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) (the date the Original Registration Statement and any post-effective amendment or amendments thereto became or become effective, the “Effective Date”). The Original Registration Statement was filed with the Commission not earlier than three years prior to the applicable Representation Date. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b) (i) As of the date of this Agreement (the “Execution Time”), the Effective Date, the date any supplement to the Prospectus is filed with the Commission, the date of a Terms Agreement and the date of delivery by the Company of any Notes sold hereunder (a “Closing Date”), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture complied and will comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”), as amended, and the Exchange Act and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

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(ii) As of the Time of Sale, the Time of Sale Prospectus (i) will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(iii) The Company (including its agents and representatives, other than the Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer relating to the Notes that would constitute a Free Writing Prospectus (as defined in Rule 405 under the Securities Act) other than (i) any document not constituting a prospectus pursuant to Section 2 (a)(10)(a) of the Securities Act; or (ii) other written communications approved in writing in advance by the Agents including the term sheet attached to the relevant Terms Agreement. To the extent required pursuant to Rule 433(d) under the Securities Act, any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes, complies or will comply in all material respects with the requirements of the Securities Act and has been, or will be, filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) under the Securities Act).

(iv) Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the particular Notes, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) under the Securities Act with the information then contained in the Registration Statement, any applicable Preliminary Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Prospectus as of the Time of Sale, did not, does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Issue Free Writing Prospectus.

The representations and warranties in this subsection (b) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent through the Representatives expressly for use therein.

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(c) The documents incorporated by reference into (i) the Registration Statement, (ii) the Prospectus or (iii) the Time of Sale Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents, when they were so filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company consents to the use by any of the Agents of a Free Writing Prospectus that (a) is not an Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act), and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the term sheet attached to the relevant Terms Agreement.

(e) The Company has not distributed and will not distribute, prior to the later of the settlement date and the completion of the Agents’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Agents or included in the Registration Statement.

(f) The Company and each of its subsidiaries that constitutes a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) (collectively, the “Significant Subsidiaries”) has been duly organized and is a validly existing entity in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power, as applicable, and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and has been duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, except where the failure, individually or in the aggregate, to so qualify would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g) All the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, other than any such security interests, claims, liens or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and general principles of equity and an implied covenant of good faith and fair dealing); and the Indenture conforms in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(j) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Agents in accordance with the terms of this Agreement and any applicable Terms Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture (except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and general principles of equity and an implied covenant of good faith and fair dealing); and the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(k) Neither the execution and delivery of the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under (i) the charter or by-laws of the Company or (ii) the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or (iii) any law, statute, order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, with respect to (ii) and (iii) above, for any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect the offering of the Notes.

(l) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Time of Sale Prospectus and the Prospectus, this Agreement or the Indenture, except such as have already been made, obtained or rendered, as applicable, and such as may be required under state securities laws.

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(m) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(n) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recently audited fiscal year there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the date of the most recently available audited financial statements, the Company and its subsidiaries have maintained effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(o) The financial statements and schedule(s) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and have been prepared in conformance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in Extensible Business Reporting Language incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p) The Company’s registered independent public accountants, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(q) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus and the Time of Sale Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(r) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject other than litigation or other proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company’s officers, no such proceedings are threatened or contemplated.

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(s) The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds in any manner that would violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Company nor any of its subsidiaries (a) is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages in any dealings or transactions, or be otherwise associated, with any such “blocked person.”

(t) Each of the Company and its subsidiaries have conducted their businesses in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the U.K. Bribery Act 2010 (the “Bribery Act”) and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintain policies and procedures designed to promote and ensure continued compliance therewith.

(u) Each of the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder, and other similar anti-money laundering legislation in other jurisdictions, and have instituted and maintain policies and procedures designed to promote and ensure continued compliance therewith.

(v) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliates is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or the Canadian government (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

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(w) Except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not reasonably be expected to have a Material Adverse Effect, (i) there has been no security breach or similar incident, unauthorized access or disclosure, or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of, any event or condition that would result in any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data in a manner reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

(a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

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The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent and the Company may solicit or accept offers to purchase Notes through any agent other than an Agent.

(b) Subject to the terms and conditions set forth herein, whenever the Company and any of you determines that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and, a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral agreement confirmed in writing or a written agreement) is herein referred to as a “Terms Agreement”. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the principal amount of each such Note, the aggregate principal amount of all such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company’s registered independent public accountants, as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(n). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser’s commitment to purchase Notes shall be deemed to have been made on the basis of the representation and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Agent at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

3. Offering and Sale of Notes.

(a) Each Agent shall communicate to the Company, orally or in writing, each offer (unless previously rejected by such Agent as provided below) to purchase Notes on terms previously communicated by the Company to such Agent, and the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason. Each Agent shall have the right, in its discretion reasonably exercised, to reject any such offer received by it in whole or in part. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

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(b) The Agents covenant with the Company that they shall not use, refer to or distribute any Free Writing Prospectus except:

(1) an applicable Free Writing Prospectus that (i) is not an Issuer Free Writing Prospectus, and (ii) contains only information describing the preliminary terms of the Notes or their offering, which information is limited to the categories of terms referenced in the Terms Agreement attached hereto as Exhibit B or otherwise permitted under Rule 134 under the Securities Act;

(2) an applicable Free Writing Prospectus as shall be agreed in writing with the Company that is not distributed, used or referenced by the Agents in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Company consents in writing to such dissemination; and

(3) an applicable Free Writing Prospectus identified in a schedule to the applicable Terms Agreement as forming part of the Time of Sale Prospectus.

4. Agreements. The Company agrees with each of you that:

(a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Time of Sale Prospectus or the Prospectus (except for (i) a periodic or current report filed under the Exchange Act, (ii) a Supplement relating to any offering of, or a change in the maturity dates, interest rates, issuance prices or other similar terms of, any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto (except for a supplement relating to an offering of Securities other than the Notes), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any reasonable proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

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(b) In connection with any offering of the Notes:

(i) The Company will, before amending or supplementing the Time of Sale Prospectus, furnish to the Agents a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which the Agents reasonably object.

(ii) The Company will prepare any Free Writing Prospectus to be included in the Time of Sale Prospectus in relation to the Notes in a form which shall be provided to the Agents for their review and comment prior to the Time of Sale. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Agents reasonably object.

(iii) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which any Free Writing Prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the applicable law, the Company will forthwith prepare (subject to clauses (i) and (ii) above), file with the Commission and furnish, at its own expense, to any Agent upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective investor, be misleading or so that any Free Writing Prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus as amended or supplemented, will comply with applicable law.

(iv) The Company will not take any action that would result in any of the Agents being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of any of the Agents that any of them otherwise would not reasonably be expected to have been required to file thereunder.

(v) The Company hereby agrees that the Agents may distribute to investors a Free Writing Prospectus that contains the final terms of the Notes substantially in the form set forth in the Terms Agreement attached hereto as Exhibit B and that such Free Writing Prospectus shall be filed by the Company in accordance with Rule 433(d) under the Securities Act and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

(c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and ceasing using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (h) of this Section 4 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder;

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(d) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent such documents are not available pursuant to the EDGAR filing system, will furnish to each of you copies of such documents upon reasonable request. In addition, if the Company is engaged in discussions with any Agent concerning the possible offer of Notes pursuant to this Agreement, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you (A) the information contained or to be contained in such announcement, provided that the provision of such information would not violate Regulation FD under the Exchange Act and (B) the copies of all material press releases or announcements furnished to news or wire services. The Company will promptly notify each of you by telephone and confirm in writing (which may be electronic) of (i) any decrease in the rating or outlook of the Notes or any other debt securities of the Company by Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., Fitch Ratings Inc. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or (ii) any notice received from Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., Fitch Ratings Inc. or if such entities no longer are providing the ratings referred to in (i), any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) of any intended or contemplated decrease in any such rating or outlook or of a possible change in any such rating or outlook that does not indicate the direction of the possible change or of their intention to place any such rating on “creditwatch” or similar action;

(e) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(f) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Securities Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as you may reasonably request;

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(g) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, will arrange for the determination of the legality of the Notes for purchase by institutional investors and will pay any fee of the Financial Industry Regulatory Authority, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject;

(h) The Company shall furnish to each of you such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request;

(i) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expense incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production, filing and delivery of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, registering, packaging and delivering the Notes, the reasonable fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you, upon request, on a monthly basis for all reasonable out-of-pocket expenses, if any, incurred by you and approved by the Company in advance, in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement and approved by the Company in advance (which approval may be oral);

(j) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in Section 1 of this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the agent of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement, the Time of Sale Prospectus and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement;

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(k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information, unless, in the case of clause (iii) above, in the reasonable judgment of any of the Agents, such financial statements or other information disclosed under the Exchange Act are of such a nature that a certificate of the Company should be furnished), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the chairman of the board, the president or any vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement;

(l) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information disclosed under the Exchange Act as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company in form reasonably satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement);

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(m) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information, unless, in the case of clause (iii) above, in the reasonable judgement of any of the Agents, such financial statements or other information disclosed under the Exchange Act are of such a nature that a letter of the Company’s registered independent public accountants should be furnished), the Company shall cause its registered independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company’s registered independent public accountants may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information;

(n) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Agent, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper; and

(o) The Company shall not be required to comply with the provisions of subsections (k), (l) or (m) of this Section 4 during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or the execution of a Terms Agreement.

5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in Section 1 hereof as of the Effective Date and as of each Representation Date, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions of this Section 5, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction of the following additional conditions in all material respects:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b) and shall have filed with the Commission any Issuer Free Writing Prospectus in the manner and within the time periods required by the rules and regulations related to the Securities Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) The Company shall have previously furnished to each Agent the opinion of counsel for the Company with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require;

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(c) The Agents shall have previously received from Mayer Brown LLP, counsel for the Agents, such opinion or opinions with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(d) The Company shall have previously furnished to the Agents a certificate of the Company, signed by the chairman of the board, the president or any vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and, if applicable, the Time of Sale Prospectus and that:

(i) the representations and warranties in Section 1 hereof of the Company in this Agreement are true and correct in all material respects on and as of the date thereof with the same effect as if made on the date thereof and the Company has substantially complied with all the agreements and substantially satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, or any development that would result in a material adverse change, in the business, results of operations or financial condition of the Company and its subsidiaries, considered as one entity except as set forth in or contemplated in the Prospectus;

(e) The Company’s registered independent public accountants shall have furnished to the Agents a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Time of Sale and Closing Date, in form and substance reasonably satisfactory to the Agents, (1) confirming that they are independent accountants with respect to the Company and its subsidiaries as required by the Securities Act and the rules and regulations of the Commission thereunder and (2) with respect to the accounting, financing, or statistical information (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) contained in the Registration Statement or Prospectus or incorporated by reference therein, and containing statements and information of the type ordinarily included in accountants’ SAS 72 letters, as amended by SAS 86, “Comfort Letters” to underwriters, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

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(f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this agreement and all obligations of any Agent hereunder may be canceled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Mayer Brown LLP, counsel for the Agents, at 1221 Avenue of the Americas, New York, NY 10020, on the date hereof.

6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company in Section 1 of this Agreement as of the date of the Terms Agreement and as of the Closing Date for such Notes, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained on its part to be performed and observed and to satisfaction of the following additional conditions precedent in all material respects:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that (i) such certificate shall also relate to the Time of Sale Prospectus and (ii) references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of Mayer Brown LLP, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) letter of the Company’s registered independent public accountants, dated as of the Time of Sale and Closing Date, to the effect set forth in Section 5(e); and

(c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

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7. Right of Person Who Agreed to Purchase to Refuse to Purchase.

(a) The Company agrees that any person who has agreed to purchase and pay for any Note, including the Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

(b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (vi) shall have occurred (with the judgment of the Purchaser which presented the offer to purchase such Note being substituted for any judgment of an Agent required therein), the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation under this Agreement to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 7(b) and Section 9(b)).

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each of you, the directors, officers, employees and affiliates of each of you and each person who controls each of you within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Time of Sale Prospectus (or any part thereof), the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or in any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of you specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have. If the Company shall default in its obligations to deliver Notes to an agent whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

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(b) Each of you agrees severally and not jointly to indemnify and hold harmless the Company, each of its employees and directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by or on behalf of such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the names of the Agents set forth in any Pricing Supplement constitute the only information furnished in writing by or on behalf of any of you for inclusion in the documents referred to in the foregoing indemnity, and you, as the Agents, confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and an additional local counsel, if needed, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms, but is held by a court to be unavailable or insufficient in whole or in part to hold harmless an indemnified party for any reason (other than an act or omission or such indemnified party), the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and one or more of you may be subject in such proportion so that each of you is responsible for that portion as is appropriate to reflect the relative benefits received by the Company and each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Securities Act or the Exchange Act and each director, officer and employee of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director, officer and employee of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from other obligations it or they may have hereunder or otherwise than under this paragraph (d).

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9. Termination.

(a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first Business Day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 2(a), Section 4(i), Section 8 and Section 10.

(b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Agent, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Agent, so material and adverse as to make it impractical to proceed with the offering or delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., Fitch Ratings Inc. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or contemplated decrease in any such rating, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (v) a banking moratorium shall have been declared either by Federal or New York State authorities or (vi) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Agent, impracticable to proceed with the offering or delivery of such Note.

10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(i) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are resold.

22

11. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to the Selling Agency Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which an Agent may be acting, on the other, (b) the Agents are not acting as fiduciaries of the Company and (c) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or transmitted by any standard form of telecommunication and confirmed to such of you, at the address specified in Schedule I hereto or at such other address as may be communicated in writing by the applicable Agent to the Company; or, if sent to the Company, will be mailed, delivered or transmitted by any standard form of telecommunication and confirmed to it at 6000 Windward Parkway, Alpharetta, Georgia 30005, attention of the Treasurer.

13. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, and controlling persons referred to in Section 8 hereof and, to the extent provided in Section 7, any person will have any right or obligation hereunder. This Agreement shall not be assignable by any party without the prior written consent of the other parties except that any Agent may assign this Agreement to an affiliated broker-dealer.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provision.

15. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail for other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

23

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

Very truly yours,

RYDER SYSTEM, INC.

By:	/s/ Stephanie Baccarella
Name: Stephanie Baccarella
Title: Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

BNP PARIBAS SECURITIES CORP.

By:	/s/ Richard Murphy
Name: Richard Murphy
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Jon Klein
Name: Jon Klein
Title: Managing Director

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
Name: Philip J. Ippolito
Title: Executive Vice President

COMERICA SECURITIES, INC.

By:	/s/ Alex Sin
Name: Alex Sin
Title: Managing Director

FIFTH THIRD SECURITIES, INC.

By:	/s/ Maria Yamat
Name: Maria Yamat
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ David Blue
Name: David Blue
Title: Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Joseph Santaniello
Name: Joseph Santaniello
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Hadley
Name: Thomas Hadley
Title: Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

REGIONS SECURITIES LLC

By:	/s/ Nicole Black
Name: Nicole Black
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Authorized Signatory

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Mike Dullaghan
Name: Mike Dullaghan
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Brianna Beveridge
Name: Brianna Beveridge
Title: Managing Director

SCHEDULE I

Selling Agency Agreement dated March 20, 2024

Registration Statement No. filed on March 20, 2024

Amount of the Securities registered: Indeterminate amount

Amount of Notes: Indeterminate amount

The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

Term	Commission Rate
From 9 months to less than 1 year	.125%
From 1 year to less than 18 months	.150%
From 18 months to less than 2 years	.200%
From 2 years to less than 3 years	.250%
From 3 years to less than 4 years	.350%
From 4 years to less than 5 years	.450%
From 5 years to less than 6 years	.500%
From 6 years to less than 7 years	.550%
From 7 years to less than 11 years	.600%
From 11 years to less than 15 years	.625%
From 15 years to less than 20 years	.700%
From 20 years to 30 years	.750%
Greater than 30 years	to be negotiated

Addresses for notices:

Notices to Academy Securities, Inc. shall be directed to it at 622 Third Avenue, 12th Floor, New York, NY 10017, Attention: Compliance; Email: compliance@academysecurities.com; Telephone: 646-736-3995.

Notices to BNP Paribas Securities Corp. shall be directed to it at 787 Seventh Avenue, 3rd Floor, New York, NY 10019, Attention: Syndicate Desk; Email: DL.US.Syndicate.Support@us.bnpparibas.com.

Notices to BofA Securities, Inc. shall be directed to it at 114 West 47th Street, NY8-114-07-01, New York, NY 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal; Email: dg.hg_ua_notices@bofa.com; Fax: 212-901-7881.

Notices to CastleOak Securities, L.P. shall be directed to it at 200 Vesey Street, 4th Floor, New York, NY 10281, Attention: Philip J. Ippolito, Executive Vice President/Head of Operations; Email: pji@castleoaklp.com.

Sch. I -1

Notices to Comerica Securities, Inc. shall be directed to it at 3551 Hamlin Road, 4th Floor, MC7476, Auburn Hills, MI 48326, Attention: Alex Sin; Telephone: 248-371-6975.

Notices to Fifth Third Securities, Inc. shall be directed to it at 38 Fountain Square Plaza, Cincinnati, OH 45263, Attention: Debt Capital Markets/Legal; Email: LiabilityManagement@53.com; Telephone: toll free at 1-800-416-8714; Facsimile: 513-534-6757.

Notices to KeyBanc Capital Markets Inc. shall be directed to it at 127 Public Square, Cleveland, OH 44114, Attention: Debt Capital Markets.

Notices to Mizuho Securities USA LLC shall be directed to it at 1271 Avenue of the Americas, New York, NY 10020, Attention: Debt Capital Markets; Email: legalnotices@mizuhogroup.com.

Notices to Morgan Stanley & Co. LLC shall be directed to it at 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division; Fax: 212-507-8999.

Notices to MUFG Securities Americas Inc. shall be directed to it at 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: Capital Markets Group; Fax: 646-434-3455.

Notices to PNC Capital Markets LLC shall be directed to it at 300 Fifth Avenue, 10th Floor, Pittsburgh, PA 15222, Attention: Debt Capital Markets, Fixed Income Transaction Execution; Fax: 412-762-2760.

Notices to RBC Capital Markets, LLC shall be directed to it at Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: DCM Transaction Management/Scott Primrose; Email: TMGUS@rbccm.com; Telephone: 212-618-7706.

Notices to Regions Securities LLC shall be directed to it at 1180 West Peachtree Street NW, Suite 1400, Atlanta, GA 30309, Attention: Debt Capital Markets.

Notices to TD Securities (USA) LLC shall be directed to it at 1 Vanderbilt Avenue, 11th Floor, New York, NY 10017, Attention: Transaction Advisory; Email: ustransactionadvisory@tdsecurities.com.

Notices to Truist Securities, Inc. shall be directed to it at 3333 Peachtree Road NE, Atlanta, GA 30326, Attention: Investment Grade Capital Markets; Fax: 404-926-5027.

Notices to U.S. Bancorp Investments, Inc. shall be directed to it at 214 North Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: Investment Grade Syndicate; Fax: 704-335-2393.

Notices to Wells Fargo Securities, LLC shall be directed to it at 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management; Email: tmgcapitalmarkets@wellsfargo.com.

Sch. I -2

The Company may satisfy its obligation under subsection (c) of Section 4 of the Selling Agency Agreement to furnish to each of the Agents copies of all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act by promptly furnishing such documents to Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, Attention: Edward S. Best, Esq.

Sch. I -3

EXHIBIT A

RYDER SYSTEM, INC.

Medium-Term Note Administrative Procedures

March 20, 2024

Medium-Term Notes, Due Nine Months or More From the Date of Issue (the “Notes”) are to be offered on a continuing basis by Ryder System, Inc. (the “Company”). Academy Securities, Inc., BNP Paribas Securities Corp., BofA Securities, Inc., CastleOak Securities, L.P., Comerica Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as agents (individually an “Agent” and collectively the “Agents”), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own accounts. The Notes are being sold pursuant to a Selling Agency Agreement among the Company and the Agents dated March 20, 2024 (the “Agency Agreement”). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the “Commission”). U.S. Bank Trust Company, National Association (successor trustee to The Bank of New York Mellon Trust Company, N.A.) (the “Trustee”) is the trustee under the Indenture dated as of October 3, 2003 covering the Notes (the “Indenture”).

The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

The Notes will be represented by one or more Master Notes (as defined hereinafter) or one or more Global Securities (as defined hereinafter) held by the Trustee, as agent for The Depository Trust Company (“DTC”), or a common depositary (the “Common Depositary”) appointed by Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), and recorded in the book-entry system maintained by one or more of DTC, Clearstream or Euroclear (a “Book- Entry Note”) or such other form as agreed to by the Company and the Trustee. Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note, except in the event that use of the book-entry system for the Notes is discontinued.

The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Exh. A -1

Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in operating requirements of DTC, Clearstream or Euroclear, as the case may be. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes”. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, operating requirements of DTC, Clearstream or Euroclear or the Agency Agreement, the relevant provisions of the Notes, the Indenture, operating requirements of DTC, Clearstream or Euroclear and the Agency Agreement shall control.

PART I

Administrative Procedures for

Book-Entry Notes

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Clearstream or Euroclear, the Trustee will perform the custodial, document control and administrative functions described below, including, (1) in the case of Book-Entry Notes held through DTC (“DTC Book-Entry Notes”), in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”) and (2) in the case of Notes held through Clearstream and/or Euroclear, in its capacity as Common Depositary.

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will (i) cause the Registrar to increase the outstanding aggregate principal amount of one or more master notes (each a “Master Note”), a security in fully registered form without coupons or (ii) issue a global security in fully registered form without coupons (each a “Global Security”) each representing all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Record Dates, reset, extension, repayment, sinking fund and redemption provisions, if any, Maturity Date and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (all of the foregoing are collectively referred to as the “Terms”). If DTC Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $500,000,000 aggregate principal amount of such DTC Book-Entry Notes and an additional Global Security will be issued to represent any remaining principal amount of such DTC Book-Entry Notes. Each Global Security will be dated and issued as of the date of Settlement and authenticated by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global Security will represent both Fixed Rate and Floating Rate Book-Entry Notes.

Exh. A -2

Identification Numbers:	DTC Book-Entry Notes. The Company has arranged with CUSIP Global Services (“CUSIP Global Services”), managed on behalf of the American Bankers Association by FactSet Research Systems Inc. (“FactSet”), for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing DTC Book-Entry Notes and book-entry medium-term notes issued by the Company with or without other series designations. The Trustee, the Company and DTC have obtained from CUSIP Global Services a written list of such reserved CUSIP numbers. The Company will assign CUSIP numbers to Global Securities or other book-entry medium-term notes as described below under Settlement Procedure “B”. DTC will notify CUSIP Global Services periodically of the CUSIP numbers that the Company has assigned to Global Securities and other book-entry medium-term notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities and other book-entry medium-term notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities and other book-entry medium-term notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Other Book-Entry Notes. The Presenting Agent (as defined herein) or the Trustee will telephone each of Clearstream and Euroclear with a request for an ISIN number and Common Code for the Book-Entry Notes represented by each Global Security deposited with the Common Depositary in accordance with Settlement Procedure “B” below.

Exh. A -3

Registration:	Global Securities and Master Notes will be issued only in fully registered form without coupons. Each Global Security and Master Note will be registered either, in the case of notes to be held through DTC, in the name of Cede & Co., as nominee for DTC, or, in the case of notes to be held through Clearstream and/or Euroclear, in the name of such entity designated by the Common Depositary, as nominee for the Common Depositary, in each case on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book- Entry Note (or one or more indirect participants in the relevant clearing system designated by such owner) will designate one or more participants in DTC, Clearstream or Euroclear, as the case may be (with respect to such Book-Entry Note, the “Participants”), to act as agent or agents for such owner in connection with the Book-Entry system maintained by such clearing system, and such clearing system will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in such clearing system.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by the relevant clearing system and, in turn, by Participants (and in certain cases, one or more indirect participants) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:	The Trustee may deliver to the relevant clearing system and, in the case of DTC Book-Entry Notes, CUSIP Global Services at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers, ISIN numbers and Common Codes of two or more Outstanding Global Securities that represent (A) Fixed-Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, or (B) Floating Rate Book-Entry Notes having the same terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number and/or ISIN number or Common Code to be assigned to such replacement Global Security. Upon receipt of such a notice, each relevant clearing system will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, in the case of DTC Book-Entry Notes, the Trustee will deliver to CUSIP Global Services a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and/or ISIN number or Common Code and the CUSIP numbers, if any, of the exchanged Global Securities will, in accordance with CUSIP Global Services procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, in the case of Global Securities registered in the name of Cede & Co., if the Global Securities to be exchanged exceed U.S. $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each U.S. $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Exh. A -4

Maturities:	Each Book-Entry Note will mature on a date (the “Maturity Date”) not less than 9 months after the original issue date for such Note.

Price to Public:	Each Book-Entry Note will be issued at the percentage of principal amount specified in the Prospectus Supplement (as defined in Section l(c) of the Agency Agreement) or in a Pricing Supplement as defined in the Prospectus Supplement relating to such Note.

Denominations:	The denomination of any Book-Entry Note will be a minimum of U.S. $2,000 or any amount in excess thereof that is an integral multiple of $1,000 thereof, unless otherwise specified in the applicable Pricing Supplement. Global Securities representing DTC Book-Entry Notes and Master Notes will be denominated in principal amounts not in excess of U.S. $500,000,000. If one or more DTC Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Security or Master Note, then one Global Security or Master Note will be authenticated and issued to represent each U.S. $500,000,000 principal amount of such DTC Book-Entry Note or Notes and an additional Global Security or Master Note will be authenticated and issued to represent any remaining principal amount of such DTC Book-Entry Note or Notes. In such a case involving Global Securities, each of the Global Securities representing such DTC Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:	General. Except as set forth in the Book-Entry Note (or other documents incorporated therein), interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security or other book-entry medium-term note representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding the maturity of any payment of principal (hereinafter referred to as “Maturity”), other than a Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month, or to but excluding the date of redemption or repayment in full of such Book-Entry Note (hereinafter referred to as “Redemption”). Interest payable at the Maturity or upon Redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. In the case of DTC Book-Entry Notes, FactSet will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security or other book-entry medium-term note in the appropriate daily bond report published by FactSet.

Exh. A -5

Record Dates. The Record Date with respect to any Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

Interest Payment Dates on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on April 1 and October 1 of each year and at Maturity or upon Redemption; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Interest Payment Dates on Floating Rate Book-Entry Notes. Interest Payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually, or as specified in the applicable Pricing Supplement. Unless otherwise set forth in the Note, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure ”A” below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Compounded SOFR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Exh. A -6

Notice of Interest Payment and Record Dates. At the written request of the Company, the Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to DTC Book-Entry Notes. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Trustee, as Calculation Agent, will notify FactSet of the interest rates determined on such Interest Determination Date.

Calculation of Interest:	Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book- Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Payment of Principal and Interest:	Payment of Interest Only. Promptly after each Record Date, the Trustee or the Common Depositary, as applicable, will deliver to the Company and the relevant clearing systems a written notice setting forth, by CUSIP number and/or ISIN number or Common Code, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or Redemption) and the total of such amounts. In the case of DTC Book-Entry Notes, DTC will confirm the amount payable on each Global Security or other book-entry medium-term note on such Interest Payment Date by reference to the appropriate bond reports published by FactSet. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity or upon Redemption), and the Trustee will pay such amount to DTC and to, or to the order of, the Common Depositary based on their respective holdings of the related Global Securities, at the times and in the manner set forth below under “Manner of Payment”.

Exh. A -7

Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, the Trustee will deliver to the Company and the relevant clearing systems a written list of principal and interest to be paid on each Global Security or other book-entry medium-term note maturing (at Maturity or upon Redemption or otherwise) in such month. The Trustee, the Company and, in the case of DTC Book-Entry Notes, DTC, will confirm the amounts of such principal and interest payments with respect to each such Global Security or other book-entry medium-term note on or about the fifth Business Day preceding the Maturity Date or Redemption Date, as the case may be, of such Global Security or other book-entry medium-term note. On or before the Maturity Date or Redemption Date, as the case may be, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security or other book-entry medium-term note, together with interest due at such Maturity Date or Redemption Date, as the case may be. The Trustee will pay such amount to DTC and to, or to the order of, the Common Depositary based on their respective holdings of the related Global Securities, at the times and in the manner set forth below under “Manner of Payment”. If any Maturity Date or Redemption Date of a Global Security or other book-entry medium-term note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or Redemption Date. Promptly after payment to DTC or to, or to the order of, the Common Depositary, as the case may be, of the principal and interest due at Maturity or upon Redemption of such Global Security or other book-entry medium-term note, the Trustee will cancel such Global Security or the debt obligation evidenced by a Master Note, as the case may be, in accordance with the Indenture and so advise the Company.

Exh. A -8

Manner of Payment. The total amount of any principal and interest due on Global Securities and other book-entry medium-term notes on any Interest Payment Date or at Maturity or upon Redemption shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date, or as soon as possible thereafter. The Company will make such payment on such Global Securities and other book-entry medium-term notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee or by wire transfer to the Trustee. The Company will confirm any such instructions in writing to the Trustee. Prior to 10 A.M. (New York City time) on the Maturity Date or Redemption Date or as soon as possible thereafter, the Trustee will pay by separate wire transfer to, or to the order of, the Common Depositary or to DTC, as the case may be (in the case of payments to DTC, using Fedwire message entry instructions in a form previously specified by DTC to an account at the Federal Reserve Bank of New York previously specified by DTC), in funds available for immediate use by DTC or the Common Depositary, as the case may be, each payment of principal (together with interest thereon) due on a Global Security and other book-entry medium-term notes on such date. On each Interest Payment Date (other than at Maturity or upon Redemption), interest payments shall be made to, or to the order of, the Common Depositary or to DTC, as the case may be, in funds available for immediate use by DTC or the Common Depositary, as the case may be, in accordance with existing arrangements between the Trustee, the Common Depositary and DTC. On each such date, (i) DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the DTC Book-Entry Notes represented by such Global Securities or Master Notes are recorded in the book-entry system maintained by DTC or (ii) the Common Depositary will credit, or procure the credit to, the accounts of Clearstream and Euroclear, in accordance with their respective operating procedures then in effect, the proportionate amounts in funds available for immediate use attributable to the respective holdings of their Participants of the Book-Entry Notes represented by such Global Securities. Neither the Company (as issuer or as paying agent) or the Trustee shall have any direct responsibility or liability for the payment by the Common Depositary (or Trustee acting on its behalf) or DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC, Clearstream or Euroclear, as the case may be, or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Exh. A -9

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Offers:	Each Agent will promptly advise the Company by telephone of any offers to purchase Book-Entry Notes received by such Agent. The Company will have the sole right to accept any such offer to purchase Book-Entry Notes. The Company may reject any such order in whole or in part.

Each Agent may, in its discretion reasonably exercised, reject an offer to purchase Book-Entry Notes received by it in whole or in part.

Preparation of Pricing Supplement:	If an offer to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company, with the approval of the Agent that presented such offer (the “Presenting Agent”), will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Book-Entry Note and will arrange to have 10 copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will supply at least 10 copies thereof (and additional copies if requested) to the Presenting Agent and one copy to the Trustee. The Presenting Agent will cause a Pricing Supplement to be delivered to the agent of the Book-Entry Note.

The copies of the Pricing Supplement to be sent to the Presenting Agent shall be sent by electronic mail, telecopy or overnight courier to arrive no later than 11:00 a.m., New York City time, on the second Business Day following the sale date and shall be sent:

Exh. A -10

If to Academy Securities, Inc., to it at:

Academy Securities, Inc.
622 Third Avenue, 12th Floor
New York, NY 10017
Attn: Compliance
Email: compliance@academysecurities.com
Telephone: 646-736-3995

If to BNP Paribas Securities Corp., to it at:

BNP Paribas Securities Corp. 787 Seventh Avenue, 3rd Floor
New York, NY 10019
Attn: Syndicate Desk
Email: DL.US.Syndicate.Support@us.bnpparibas.com

If to BofA Securities, Inc., to it at:

BofA Securities, Inc.
One Bryant Park
NY1-100-03-01
New York, NY 10036
Attn: MTN Desk
Telephone: 646-855-6433
Fax: 646-855-0107

If to CastleOak Securities, L.P., to it at:

CastleOak Securities, L.P. 200 Vesey Street, 4th Floor
New York, NY 10281
Attn: Philip J. Ippolito, Executive Vice President/Head of Operations
Email: pji@castleoaklp.com

If to Comerica Securities, Inc., to it at:

Comerica Securities, Inc. 3551 Hamlin Road, 4th Floor
MC7476
Auburn Hills, MI 48326 Attn: Alex Sin
Telephone: 248-371-6975

If to Fifth Third Securities, Inc., to it at:

Fifth Third Securities, Inc.
38 Fountain Square Plaza
Cincinnati, OH 45263
Attn: Debt Capital Markets/Legal
Email: LiabilityManagement@53.com
Telephone: toll free at 1-800-416-8714
Facsimile: 513-534-6757

Exh. A -11

If to KeyBanc Capital Markets Inc., to it at:

KeyBanc Capital Markets Inc. 127 Public Square
Cleveland, OH 44114
Attn: Debt Capital Markets

If to Mizuho Securities USA LLC, to it at:

Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, NY 10020
Attn: Debt Capital Markets
Email: legalnotices@mizuhogroup.com

If to Morgan Stanley & Co. LLC, to it at:

Morgan Stanley & Co. LLC 1585 Broadway
New York, NY 10036
Attn: Investment Banking Division
Fax: 212-507-8999

If to MUFG Securities Americas Inc., to it at:

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor
New York, NY 10020
Attn: Capital Markets Group
Fax: 646-434-3455

If to PNC Capital Markets LLC, to it at:

PNC Capital Markets LLC 300 Fifth Avenue, 10th Floor
Pittsburgh, PA 15222
Attn: Debt Capital Markets, Fixed Income Transaction Execution
Fax: 412-762-2760

If to RBC Capital Markets, LLC, to it at:

RBC Capital Markets, LLC
Brookfield Place, 200 Vesey Street, 8th Floor
New York, NY 10281
Attn: DCM Transaction Management/Scott Primrose
Email: TMGUS@rbccm.com
Telephone: 212-618-7706

Exh. A -12

If to Regions Securities LLC, to it at:

Regions Securities LLC 1180 West Peachtree Street NW, Suite 1400
Atlanta, GA 30309
Attn: Debt Capital Markets

If to TD Securities (USA) LLC, to it at:

TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor
New York, NY 10017
Attn: Transaction Advisory
Email: ustransactionadvisory@tdsecurities.com

If to Truist Securities, Inc., to it at:

Truist Securities, Inc. 3333 Peachtree Road NE
Atlanta, GA 30326
Attn: Investment Grade Capital Markets
Fax: 404-926-5027

If to U.S. Bancorp Investments, Inc., to it at:

U.S. Bancorp Investments, Inc. 214 North Tryon Street, 26th Floor
Charlotte, NC 28202
Attn: Investment Grade Syndicate
Fax: 704-335-2393

If to Wells Fargo Securities, LLC, to it at:

Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attn: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com or to such other address as the Presenting Agent may specify. Receipt of all telecopy transmissions shall be confirmed by telephone.

Exh. A -13

In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Out-dated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Suspension of Solicitation:	The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

Amendment or Supplement:	If the Company decides to amend or supplement the Registration Statement (as defined in Section l(c) of the Agency Agreement) or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any supplement and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

In the event that at the time the Company suspends solicitation of offers to purchase Book-Entry Notes there shall be any outstanding offers to purchase Book-Entry Notes that have been accepted by the Company but for which settlement has not yet occurred, the Company will promptly advise the relevant Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus as supplemented to the time of the suspension may be delivered in connection with the settlement of such sales. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Exh. A -14

Procedure for Rate Changes:	When the Company has determined to change the interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time, only “indications of interest” may be recorded.

Delivery of Prospectus:	A copy of the Prospectus and a Pricing Supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to “Suspension of Solicitation; Amendment or Supplement” above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:	For each offer to purchase a Book-Entry Note solicited by an Agent and accepted by the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth below and delivery and payment instructions.

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security or other book-entry medium-term note representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Details for Settlement:	Settlement Procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

A. The Presenting Agent will advise the Company by telephone of the following settlement information:

1.  Principal amount of the Book-Entry Note.

2.  In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any) and minimum interest rate (if any).

Exh. A -15

3.  Issuance price of the Book-Entry Note.

4.  Trade and settlement dates.

5.  Maturity Date and, if applicable, the Extension Period and Final Maturity Date.

6.  Record Dates, Interest Payment Dates and the Interest Payment Period.

7.  Optional Reset Dates, if any.

8.  Redemption provisions, if any.

9.  Repayment or sinking fund provisions, if any.

10.  Presenting Agent’s DTC participant account number and commission, to be paid in the form of a discount upon settlement.

11.  Whether such Book-Entry Note is issued at an original issue discount and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

12.  Taxpayer identification number of the purchaser.

13.  Net proceeds to the Company.

14.  Whether such Book-Entry Note is to be registered in the name of a nominee of DTC or a nominee of the Common Depositary.

15.  Any other applicable terms.

B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure “A” above. In the case of DTC Book-Entry Notes, the Company will assign a CUSIP number to the Global Security representing such Note and will notify the Trustee and the Presenting Agent by telephone or electronic transmission of such CUSIP number as soon as practicable. The Company will provide the Trustee with registration instructions and Taxpayer Identification Number (if the Note is not to be registered to DTC or its nominee). In the case of other Book-Entry Notes, the Presenting Agent or the Trustee will telephone each of Clearstream and Euroclear with a request for an ISIN number and Common Code for the Book-Entry Notes represented by each Global Security deposited with the Common Depositary and will notify the Company and the Trustee or Presenting Agent, as applicable, of such ISIN number and Common Code by telephone as soon as practicable.

Exh. A -16

C. If such Note is a DTC Book-Entry Note, the Trustee will enter a pending deposit message through DTC’s Participant Terminal System providing the following settlement information to DTC (which shall route such information to FactSet), the Presenting Agent and, upon request, the Trustee:

1.  The information set forth in Settlement Procedure “A”.

2.  Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

3.  Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related DTC Record Date (which, in the case of Floating Rate Book-Entry Notes that reset daily or weekly, shall be the DTC Record Date, which is the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Notes, shall be the Record Date as defined in such Notes) and amount of interest payable on such Interest Payment Date.

4.  The Interest Payment Period.

5.  CUSIP number of the Global Security or other such book-entry medium-term note representing such Book-Entry Note, together with any corresponding Clearstream and/or Euroclear ISIN and Common Code numbers.

6.  Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

7.  Account numbers of participant accounts maintained by DTC on behalf of the Presenting Agent and the Trustee.

D. To the extent the Company has not already done so, and if there is not a Master Note evidencing the Book-Entry Note the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

Exh. A -17

E.  Unless there is not a Master Note evidencing the Book-Entry Note, the Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note in accordance with the terms of the written order of the Company then in effect.

F.  DTC Book-Entry Notes. DTC will credit such Book-Entry Note to the Trustee’s participant account at DTC.

The Trustee will enter a deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the relevant Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less such Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that the Global Security representing such DTC Book-Entry Note has been issued and authenticated.

Other Book-Entry Notes. The Trustee will give instructions to Clearstream and Euroclear to credit the respective amounts of Notes represented by such Global Security and held initially by such clearing system to the distribution account of the Trustee in each clearing system.

At settlement, the Trustee will instruct Clearstream and Euroclear to debit, on the settlement date, from the distribution account of the Trustee in such clearing system, the principal amount of Notes with respect to which the Agent has solicited an offer to purchase and to credit, on the settlement date, such principal amount to the account of the Agent with the relevant clearing system against payment of the purchase price of such Notes.

G. In the case of DTC Book-Entry Notes, the Trustee will enter a SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee’s participant account and credit such Book-Entry Note to the Presenting Agent’s participant account and (ii) debit the Presenting Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Master Note or Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Master Note or Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

Exh. A -18

H. In the case of DTC Book-Entry Notes, the Presenting Agent will enter a SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

I.   In the case of DTC Book-Entry Notes, transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J.   The Trustee will, upon receipt of funds from the Presenting Agent in accordance with Settlement Procedure “G”, credit or wire transfer to an account specified by the Company funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure ”G”.

K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For orders of Book-Entry Notes solicited by an Agent and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time in the case of DTC Book-Entry Notes; local time in the case of any other Book-Entry Notes) set forth below:

Settlement

Procedure    Time

A      11:00 A.M. on the sale date

B       12:00 Noon on the sale date

C       2:00 P.M. on the sale date

D      3:00 P.M. on the day before settlement

E       9:00 A.M. on settlement date

F       10:00 A.M. on settlement date

Exh. A -19

G-H 2:00 P.M. on settlement date I 4:45 P.M. on settlement date J-K 5:00 P.M. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures ”A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. In the case of Book-Entry Notes other than DTC Book-Entry Notes, Settlement Procedure “E”, “F” and “G” shall be completed at the corresponding times on the Business Day before the settlement date. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date. In the case of Book-Entry Notes, other than DTC Book-Entry Notes, in a Specified Currency other than U.S. dollars where same day settlement is ordinarily not possible, Settlement Procedure “J” shall be completed at the corresponding time on the Business Day before the settlement date. In the case of DTC Book-Entry Notes, if settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	DTC Book-Entry Notes. If the Trustee fails to enter a SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, then, upon written request of the Company (which may be by telecopy) the Trustee shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee’s participant account. DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal amount of the Global Security or other book-entry medium-term note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company, and the Trustee will make appropriate entries in its records. The CUSIP number assigned to such Global Security or other book-entry medium-term note shall, in accordance with CUSIP Global Services procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

Exh. A -20

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G” respectively. Thereafter the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “E”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Exh. A -21

Other Book-Entry Notes. If an Agent shall have advanced its own funds for payment against subsequent receipt of funds from a purchaser and such purchaser shall fail to make payment for a Note, the Agent will promptly notify the Company, the Trustee, the Common Depositary, Clearstream and Euroclear, in each case by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly instruct the Trustee to cancel such purchaser’s interest in the Global Security representing such Note. Upon confirmation from the Trustee in writing (which may be given by electronic transmission) that the Trustee has cancelled such purchaser’s interest in the Global Security and confirmation from the Agent in writing (which may be given by electronic transmission) that the Agent has not received payment from such purchaser for the Note, the Company will promptly pay to the Agent an amount in immediately available funds equal to the amount previously paid by the Agent in respect of such Note. Such payment will be made on the settlement date, if possible, and in any event not later than 12:00 Noon (local time) on the Business Day following the settlement date. The Trustee, Common Depositary, Clearstream and Euroclear will make or cause to be made such revisions or notations to the Global Security and their other records as are necessary to reflect the cancellation of such portion of the Global Security.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the relevant clearing system, the Agents or the agent, it being understood by all parties that payments made by the Trustee to the Company, the relevant clearing system, the Agents or the agent shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of Signatures:	The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee’s officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but neither the Trustee nor any Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of Expenses:	Each Agent shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Periodic Statements from the Trustee:	Upon the written request of the Company, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Notes Outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Company has advised the Trustee but which have not yet been settled.

Exh. A -22

EXHIBIT B

Ryder System, Inc.

Medium-Term Notes

Due Nine Months or More From the Date of Issue

TERMS AGREEMENT

[—], 20[—]

Ryder System, Inc.

2333 Ponce de Leon Blvd., Suite 700

Coral Gables, Florida 33134

Attention: Treasurer

Subject in all respects to the terms and conditions of the Selling Agency Agreement (the “Agreement”) dated March 20, 2024, between Academy Securities, Inc., BNP Paribas Securities Corp., BofA Securities, Inc., CastleOak Securities, L.P., Comerica Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, and you, the undersigned agrees to purchase the following Notes of Ryder System, Inc.:

Principal Amount:

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Record Dates:

Other Terms of Notes:

Underwriter’s Discount:	% of Principal Amount

Public Offering Price:	% of Principal Amount [plus accrued interest, if any, from , ]

Net Proceeds to Ryder (before expenses):

Time of Sale:

Exh. B -1

Method of Payment:

Place for Delivery of Notes and Payment Therefor:

Optional Redemption:

Modification, if any, in the requirements to

deliver the documents specified in Sections

2(b) or 6(b) or other Sections of the

Agreement:

Period during which additional Notes may

not be sold pursuant to Section 4(n) of the

Agreement:

[Agent]

By:

Accepted:

RYDER SYSTEM, INC.

By:
Title:

Exh. B -2